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                                                                 Exhibit (g)(22)
The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, DE 19809

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, Delaware 19809

Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the "Foreign Custody Agreement"), as amended, by and between Citibank, N.A. ("Custodian"), Citicorp and PFPC Trust Company ("PFPC") with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including those RBB Funds as are set forth on Exhibit A hereto (each a "Fund" and collectively the "Funds"). Reference is also made to the custodian agreement dated as of August 16, 1988, as amended (the "Fund Custody Agreement") by and between PFPC and The RBB Fund, Inc.

1.   Rule 17f-5

     1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for a Fund, each Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

          a. select "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund's Foreign Assets with such Eligible Foreign Custodians;

          b. in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

          c. enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

          d. determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including,

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               without limitation, those factors set forth in Rule
               17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

          e. provide written reports (i) notifying the Board or similar governing body (the "Board") of The RBB Fund, Inc. of the placement of the Funds' Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

          f. have established a system to monitor (i) the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise such Fund.

     Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section
     1.1 with respect to any foreign securities depository or foreign clearing agency.

     1.2. In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of a Fund. Custodian shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that where such loss or damage relates to a loss of assets the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct (together with replacement costs consisting of broker fees, transfer fees or similar expenses required to effect replacement of any asset at such fair market value). Any payment to a Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages (which damages do not include the fair market value of any loss of assets resulting from an act of negligence or willful misconduct on the part of Custodian hereunder (measured at the time of such negligence or willful misconduct) nor the replacement costs referenced above) or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 1 with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's negligence or willful misconduct and provided PFPC will not be indemnified for indirect, special or consequential damages or losses suffered by
PFPC). In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

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     1.3. In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.   Rule 17f-7

     2.1. (a) Each Fund and PFPC appoint Custodian to provide the Fund (or its duly- authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall monitor such custody risks on a continuing basis, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

          (b) Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give each Fund prompt notice of any material change known to Custodian that would affect Custodian's determination that an entity listed on Exhibit B hereto is an Eligible Securities Depository.

     2.2. In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian reasonably believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

     2.3. The Funds acknowledge that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

     2.4. Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that where such loss or damage relates to a loss of assets the liability of Custodian hereunder shall not exceed the fair market value of any loss of

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assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct (together with replacement costs consisting of broker fees, transfer fees or similar expenses required to effect replacement of any asset at such fair market value). Any payment to a Fund under this Section
2.4 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages (which damages do not include the fair market value of any loss of assets resulting from an act of negligence or willful misconduct on the part of Custodian hereunder (measured at the time of such negligence or willful misconduct) nor the replacement costs referenced above) or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's negligence or willful misconduct and provided PFPC will not be indemnified for indirect, special or consequential damages or losses suffered by
PFPC). Each Fund and PFPC agrees that PFPC's obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section
2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3.   General

     3.1. A. For clarity, the Funds are not a party to this Section 3.1.A. The Custodian and PFPC agree to amend and restate Section 7(a) of the Foreign Custody Agreement in its entirety with respect to the Funds as follows:

          "(a)
          The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, "Foreign Securities") and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of "U.S. banks" as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) ("Rule 17f-5") ("Branches"), or (y) foreign custodians that meet the definition of "eligible foreign custodian" under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, "Eligible Foreign Custodians"). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of a Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are "eligible securities depositories" as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an "Eligible Foreign Securities Depository"). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market

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          practices (the "Laws") (i) to which such Eligible Foreign Custodian or
          Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation."

          B. For clarity, the Funds are not a party to this Section 3.1.B. The Custodian and PFPC agree to amend and restate the final sentence of Section 7(b) of the Foreign Custody Agreement in its entirety with respect to the Funds as follows:

     "Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank's undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank's duty of care nor reduce any other entity's responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository."

          C. For clarity, the Funds are not a party to this Section 3.1.C. The Custodian and PFPC agree to amend and restate Section 9 of the Foreign Custody Agreement to insert the word "Eligible" before the words "Foreign Securities Depositories."

          D. For clarity, the Funds are not a party to this Section 3.1.D. The Custodian and PFPC agree to delete the fifth paragraph of Section 4 of the Foreign Custody Agreement.

     3.2. For clarity, the Funds are not a party to this Section 3.2. The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

     3.3. Notwithstanding the provisions of any arrangements between The RBB Fund, Inc. and PFPC or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

     3.4. Each Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If a Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

     3.5. This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of Custodian, PFPC and The RBB Fund, Inc.), and shall not apply to any other customer of PFPC.

     3.6. With respect to the terms of this document, Custodian shall comply with the requirements of Rule 17f-5 and Rule 17f-7 that are applicable to the obligations of Custodian

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specified in this document and PFPC shall comply with the requirements of Rule
17f-5 and Rule 17f-7 that are applicable to the obligations of PFPC specified in this document.

     3.7. Custodian and PFPC agree that no amendment to Section 22 of the Foreign Custody Agreement shall be effective with respect to any Fund unless such amendment is approved in writing by The RBB Fund, Inc.

     3.8 Each party hereto represents that it has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this document.

     3.9 This document shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This document may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

CITIBANK, N.A.

By:    /s/ Gene T. Mohan
       ---------------------------------
Name:  Gene T. Mohan
Title: Vice President

Agreed and Accepted:
PFPC TRUST COMPANY

By:    /s/ Patrick Schaffer
       ---------------------------------
Name:  Patrick Schaffer
Title: Vice President

THE RBB FUND, INC.

By:    /s/ Edward J. Roach
       ---------------------------------
Name:  Edward J. Roach
Title: President and Treasurer


Dated: September 13, 2005

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                                    Exhibit A

                              Schneider Value Fund
                         Schneider Small Cap Value Fund

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Country        Depositories

Argentina      Caja de Valores S.A. (CDV)
Argentina      Central de Registration y de Instrumentos de Endeamiento
               Publico (CRYL)
Australia      Austraclear
Australia      ASX Settlement and Transfer Corporation (ASTC)
Austria        Oesterreichische Kontrollbank AG (OeKB)
Bahrain        Bahrain Stock Exchange
Bangladesh     Central Depository Bangladesh Limited
Belgium        Euronext Brussels - CIK
Belgium        National Bank of Belgium (NBB)
Bermuda        Bermuda Securities Depository (BSD)
Botswana       Bank of Botswana
Brazil         Companhia Brasileira de Liquidacao e Custodia (CBLC)
Brazil         Central of Custody and Financial Settlement of Securities (CETIP)
Brazil         Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria       Central Securities Depository AD  (CDAD)
Bulgaria       Bulgarian National Bank's Government Securities Settlement
               System (BNB)
Canada         Canadian Depository for Securities Ltd.
Chile          Deposito Central de Valores SA (DCV)
China          China Securities Depository and Clearing Corporation Limited
China          China Securities Depository and Clearing Corporation Limited
Colombia       Deposito Central de Valores (DCV)
Colombia       Deposito Centralizado de Valores (DECEVAL)
Costa Rica     Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia        Central Depository Agency Inc. - Sredisnja Depozitarna
               Agencija (SDA)
Croatia        Ministry of Finance (MoF)
Czech          Czech National Bank (CNB)
Czech          Stredisko Cennych Papiru (SCP)
Denmark        Vaerdipapircentralen (VP)
Egypt          Misr for Clearing Settlement and Central Depository (MCSD)
Egypt          Bank of Egypt
Estonia        Estonian Central Depository for Securities
Euroclear      Euroclear S.A./N.V.
Finland        Finnish Central Securities Depository (FCSD)
France         Euroclear France
Germany        Clearstream Banking AG (Frankfurt)
Greece         Central Securities Depository SA (CSD)
Greece         Bank of Greece Securities Settlement System (BOGS)
Hong Kong      Central MoneyMarket Unit (CMU)
Hong Kong      Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary        The Central Depository and Clearing House Ltd. (KELER Ltd.)

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                                    Exhibit B

Country        Depositories

Iceland        Icelandic Securities Depository Limited
India          National Securities Depository Limited (NSDL)
India          Central Depository Services (India) Limited (CDSL)
India          Reserve Bank of India (RBI)
Indonesia      Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI)
Indonesia      PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland        Euroclear SA/NV and United Kingdom - Crest
Israel         Tel Aviv Stock Exchange-Clearinghouse (SECH)
Italy          Monte Titoli (MT)
Japan          Bank of Japan (BOJ)
Japan          Japan Securities Depository Center (JASDEC)
Jordan         Jordan Securities Depository Center
Kazakhstan     CJSC Central Securities Depository of the Republic of Kazakhstan
Korea          Korea Securities Depository (KSD)
Latvia         Bank of Latvia (BOL)
Latvia         Latvian Central Depository (LCD)
Lithuania      Central Securities Depository of Lithuania (CSDL)
Luxembourg     Clearstream Banking (Luxembourg)
Malaysia       Bank Negara Malaysia (BNM)
Malaysia       Malaysian Central Depository Sdn. Bhd. (MCD)
Mauritius      The Central Depository and Settlement Company (CDS)
Mauritius      Bank of Mauritius
Mexico         S.D. Indeval, S.A de CV
Morocco        Maroclear
Netherlands    Euroclear Netherlands - Necigef
Netherlands    NIEC
New Zealand    New Zealand Central Securities Depository (NZCSD)
Norway         The Norwegian Central Securities Depository  (VPS)
Pakistan       State Bank of Pakistan (SBP)
Pakistan       Central Depository Company of Pakistan (CDC)
Peru           CAVALI ICLV S.A.
Philippines    Philippine Depository Trust Corporation)
Philippines    Register of Scripless Securities (RoSS)
Poland         National Depository for Securities (NDS)
Poland         National Bank of Poland (NBP)
Portugal       Interbolsa
Romania        Bucharest Stock Exchange (BSE)
Romania        Societatea Nationala de Compensare, Decontare si Depozitare
               Pentru Valori Mobiliare S.A. (SNCDD)
Russia         Bank for Foreign trade of the Russian Federation (VTB)

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                                    Exhibit B

Country        Depositories

Russia         The National Depository Centre (NDC)
Russia         Depository Clearing Company (DCC)
Singapore      Central Depository Pte. Ltd.
Singapore      Monetary Authority of Singapore
Slovakia       National Bank of Slovalia (NBS)
Slovakia       Stredisko cennych papierov SR,a.s (SCP)
Slovenia       Central Securities Clearing and Depository Corporation (KDD)
South Africa   Share Transactions Totally Electronic (STRATE)
Spain          Servicio de Compensacion y Liquidacion de Valores (SCLV)
Spain          Central de Anotaciones de Banco de Espana (CADE)
Sri Lanka      Central Depository Systems Private Limited (CDS)
Sweden         Vardepappercentralen (VPC)
Switzerland    SIS SegaInterSettle AG
Taiwan         Taiwan Securities Central Depository Co. Ltd. (TSCD)
Thailand       Thailand Securities Depository Co. Ltd. (TSD)
Thailand       Bank of Thailand
Turkey         Central Bank of Turkey (CBT)
Turkey         Takasbank ISE Settlement and Custody Bank Inc.
UK             Central Moneymarkets office (CMO)
UK             Crestco Limited
Ukraine        Interregional Securities Union (MFS)
Ukraine        National Bank of Ukraine (NBU)
United Arab
Emirates       Central Depository
Venezuela      Caja Venezolana de Valores CA (CVV)
Venezuela      Central Bank - Banco Central de Venezuela (BCV)

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